SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                         Avitar, Inc. (File No. 0-20316)
- ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/   / Fee computed on table below per Exchange  Act Rules  14a-6(I)(1)  and 0-11

(1) Title of each class of  securities  to which  transaction  applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
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

                                  AVITAR, INC.
                                   65 Dan Road
                           Canton, Massachusetts 02021


                                                                    May 21, 1999


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of the Stockholders of Avitar, Inc., a Delaware corporation ("Avitar") at Avitar's offices at 65 Dan Road, Canton, Massachusetts 02021, on June 23, 1999 at 11:00 a.m.

         At the meeting you will be asked to consider and vote upon (1) the election of five Directors to Avitar's Board of Directors; (2) a Board of Directors' proposal to increase the number of authorized shares of Avitar's Common Stock from 25,000,000 to 75,000,000; (3) appointment of BDO Seidman, LLP as Avitar's Auditors for the fiscal year ending September 30, 1999; and (4) any other business that properly comes before the meeting or any adjournments or postponements thereof.

         Your vote is important. We urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying prepaid envelope. You may, of course, attend the Meeting and vote in person, even if you have previously returned your proxy card.


                                            Sincerely yours,

                                            Peter P. Phildius,
                                            Chairman and Chief Executive Officer

                                  Avitar, Inc.
                                   65 Dan Road
                           Canton, Massachusetts 02021

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held on June 23, 1999.

To the Stockholders of
Avitar, Inc.

     Notice is hereby given that the Annual Meeting of Stockholders of Avitar, Inc., a Delaware corporation ("Avitar") will be held at 11:00 a.m., local time, on June 23, 1999 at Avitar's offices at 65 Dan Road, Canton, Massachusetts, for the following purposes:

     (1) To consider and vote upon the election of the Board of Directors consisting of five persons to serve until the next annual meeting of the stockholders;

     (2) To consider and vote upon an amendment to Avitar's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 75,000,000;

     (3) To consider and vote upon a proposal to ratify the selection of BDO Siedman, LLP as Avitar's independent auditors for the fiscal year ending September 30, 1999;

     (4) To conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only record holders of Common Stock at the close of business on May 7, 1999 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

     To ensure that your vote will be counted, please complete, sign, date and return the Proxy in the enclosed prepaid envelope whether or not you plan to attend the Annual Meeting. You may revoke your proxy by notifying the Secretary of the Company in writing at any time before it has been voted at the Annual Meeting.

                                            By Order of the Board of Directors

                                            Jay C. Leatherman
                                            Secretary, Avitar, Inc.
May 21, 1999
Canton, Massachusetts

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING.

                                  Avitar, Inc.
                            -----------------------
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 23, 1999
                            -----------------------


         THE ACCOMPANYING PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVITAR, INC.

         If properly signed and returned and not revoked, the proxy will be voted in accordance with the instructions it contains. The persons named in the accompanying proxy will vote the proxy for the Board of Directors' slate of directors and for the other matters listed on the proxy as recommended by the Board of Directors unless contrary instructions are given. At any time before it is voted, each proxy granted may be revoked by the stockholder by a later dated proxy, by written revocation addressed to the Secretary of Avitar, Inc. at the address below or by voting by ballot at the Annual Meeting.

         The Company's principal executive offices are located at 65 Dan Road, Canton, Massachusetts 02021. This proxy statement and the accompanying proxy are being sent to stockholders on or about May 21, 1999. ANY PROXY MAY BE REVOKED IN PERSON AT THE ANNUAL MEETING, BY SUBMITTING A PROXY DATED LATER THAN THE PROXY TO BE REVOKED OR BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING AT ANY TIME PRIOR TO THE TIME THE PROXY IS VOTED.

                                VOTING SECURITIES

         The Board has fixed the close of business on May 7, 1999 as the record date (the "Record Date") for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding 21,264,156 shares of Common Stock and 1,851,437 shares of Preferred Stock, of which 1,700,987 were shares of Series B Preferred Stock. Stockholders are entitled to one vote for each share of either Common Stock or Series B Preferred Stock on the election of members of the Board of Directors, the amendment of the Certificate of Incorporation to increase the authorized shares of Common Stock, ratification of the appointment of independent auditors and other business as may properly come before the meeting or any adjournments thereof. The holders of a majority of the outstanding voting shares constitute a quorum. Abstentions from voting and broker non-votes on a particular Proposal will be counted for purposes of determining the presence of a quorum but will not be counted as affirmative or negative votes on the Proposals. Accordingly, abstentions and broker non-votes will not have any effect on the election of directors, but will have the effect of voting against the other Proposals.

         As of May 7, 1999, the directors and executive officers of Avitar together with their respective affiliates, held 3,681,219 shares of Common Stock and Series B Preferred Stock, representing 16.1 % of the shares eligible to vote at the Annual Meeting.

                         ACTION TO BE TAKEN UNDER PROXY

         All proxies for stockholders in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournments thereof in accordance with any specifications thereon or, if no specifications are made, will be voted for the election of the five nominees described herein, the proposed increase in the number of authorized shares of Common Stock from 25,000,000 to 75,000,000, and for ratification of the appointment of independent auditors.

                                  SOLICITATION

         Avitar will bear the entire cost of the solicitation of proxies from its stockholders, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of Avitar. No additional compensation will be paid to such persons for such services. Avitar may also employ the services of a professional solicitation company to assist with solicitation of stockholders; but as of May 21, 1999 Avitar has not determined to retain a solicitation company. If such a company were subsequently retained, Avitar would bear the entire cost.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         Five (5) directors will be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected and duly qualified. The persons named on the accompanying proxy will vote all shares for which they have received proxies for the election of the nominees named below unless contrary instructions are given. In the event that any nominee should become unavailable, shares will be voted for a substitute nominee unless the number of directors constituting a full board is reduced. Directors are elected by plurality vote.

                                    NOMINEES

                  The name, age and position with Avitar of each nominee for director is listed below, followed by summaries of their background and principal occupations.

Name                          Age            Title

Peter P. Phildius             69  Chairman of the Board/Chief Executive Officer
Douglas W. Scott (1)          52  President and Chief Operating Officer/Director
Neil R. Gordon (1)(2)         50  Director
James Groth (1)(2)            60  Director
Charles R. McCarthy, Jr.(3)   60  Director

------------------------------
1. Member of Audit Committee.
2. Member of Compensation Committee.
3. Elected to the Board on February 19, 1999


PETER P. PHILDIUS

     Mr. Phildius has been Chairman of the Board of Directors since October 1990 and Chief Executive Officer since July 1996. He has been a general partner in Phildius Kenyon & Scott, a partnership ("PKS") since that firm's founding in 1985. Prior to 1985, Mr. Phildius was an independent consultant and Chairman and co-founder of Nutritional Management, Inc., a company that operates weight loss clinics (1983 - 1985), President and Chief Operating Officer of Delmed, Inc., a medical products company (1982 - 1983), President and Chief Operating Officer of National Medical Care, Inc., a dialysis and medical products company (1979-1981) and held a variety of senior management positions with Baxter Laboratories, Inc. ("Baxter"), a hospital supply company and the predecessor of Baxter Healthcare Corporation. During the last eight years of his 18 year career at Baxter (1961 -
1979), Mr. Phildius was Group Vice President and President of the Parenteral Division, President of the Artificial Organs Division and President of the Fenwal Division.

DOUGLAS W. SCOTT

     Mr. Scott has been the Chief Operating Officer since July 1996, was the Chief Executive Officer from August 1989 until July 1996 and has been a director since August 1989. Mr. Scott has been a general partner in PK&S since its founding in 1985. Prior to 1985, Mr. Scott was Executive Vice President of Nutritional Management, Inc. (1983 - 1985); Senior Vice President, Operations of Delmed, Inc. (1982 - 1983); Vice President, Quality Assurance of Frito-Lay, Inc., a consumer products company (1980 - 1982); and held several senior positions at Baxter from 1970 - 1980. The last two of these senior positions at Baxter were General Manager of the Vicra Division and General Manager of Irish Operations. Mr. Scott is also a director of Candela Laser Corporation, a publicly-traded company in the business of manufacturing and marketing medical lasers. Mr. Scott received an M.B.A. from Harvard Business School.

JAMES GROTH

     Mr. Groth has served as a director since January 1990. Mr. Groth has been President of Mountainside Corporation, a provider of corporate sponsored functions, for over the past 15 years.

NEIL R. GORDON

     Mr. Gordon has served as a director since June 1997. He has been President of N.R. Gordon & Company, Inc., a company that provides a broad range of financial consulting services, since 1995. From 1981 to 1995, he was associated with Ekco Group, Inc. and served as its Treasurer from 1987 to 1995. Mr. Gordon has also served as Director of Financing and Accounting for Empire of Carolina, Inc. He received a Bachelor of Science Degree from Pennsylvania State University.

CHARLES R. McCARTHY, JR.

     Mr. McCarthy was elected as a director in February 1999. He has been a counsel in the Washington D.C. law firm, O'Connor & Hannan, since 1993. He is currently a director of Virtual Gaming Tech Inc. and Am Tech Group. Previously, Mr. McCarthy was General Counsel to the National Association of Corporate
Directors, served as a trial attorney with the Securities and Exchange Commission, was Blue Sky Securities Commissioner for the District of Columbia and was a law professor teaching securities law topics and served as a Board member of and counsel to a number of public companies over the last 20 years.

NUMBER OF DIRECTORS

         The Company's Bylaws allow the Board to fix the number of Board members between 3 and 7. The number has been fixed, at present, at 5, but the Board can increase the number to 7 at anytime without stockholder approval. There are no family relationships between any Director or Executive Officer of Avitar and any other Director or Executive Officer of Avitar.


TERM

         Directors hold office for a period of one year from the Annual Meeting of Stockholders at which they are elected or until their successors are duly elected and qualified. Officers are appointed by the Board of Directors and hold office at the will of the Board.

BOARD MEETINGS AND COMMITTEES

    The Board held 2 meetings during the fiscal year ended September 30, 1998.

    The Board has two standing committees: the Audit Committee and the Compensation Committee. The Board does not have a standing nominating committee or any committee performing the function of such a committee. During fiscal year 1998, each Board member attended 100% of the aggregate number of meetings of the Board and the Committee of the Board on which he served.

    The Audit Committee meets with the independent auditors usually annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial records. The Audit Committee, comprised of Mr. Scott, Mr. Gordon and Mr. Groth, did not hold a meeting in fiscal year 1998; but held one meeting in January 1999.

    The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation, awards stock options to employees and consultants and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, comprised of Mr. Gordon and Mr. Groth, did not hold a meeting in fiscal year1998; but held one meeting in January 1999.

DIRECTOR COMPENSATION

    The Company presently pays its non-management directors $500 for each Board and Committee meeting which they attend plus a travel fee of $250 if they must travel outside of the area to attend the meeting. In consideration of the fact that Avitar does not pay its non-management directors an annual retainer, Avitar adopted a directors' plan (the "Directors' Plan"), which was approved by the Stockholders on May 18, 1995. Under the Directors' Plan, each non-management director is to be granted options covering 5,000 shares of the Common Stock initially upon election of the Board, and each year in which he/she is selected to serve as a director. In March 1997, each non-management director received a grant of 5,000 options for calendar year 1997 with an exercise price of $0.83 per share, representing the fair market value of the Common Stock on the date of such grant. During fiscal year 1998, all options described above were canceled and replaced with options that have an exercise price of $.25 per share with no change in the expiration dates. Also during fiscal year 1998, the non-management directors were each granted options to purchase 70,000 shares of the Common Stock at an exercise price of $.25 per share until February 4, 2008. These new options vest and become exercisable on the basis of 50% on February 4, 1999 and 50% on February 4, 2000.

    For   information   on   compensation   to   management    directors,    see
"Management-Executive Compensation" below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    The following table sets forth the number of shares of the Common Stock beneficially owned as of May 7, 1999 by (i) each person believed by Avitar to be the beneficial owner of more than 5% of the Common Stock; (ii) each director;
(iii) the Chief Executive Officer and its four most highly compensated executive officers (other than the Chief Executive Officer) who earn over $100,000 a year (of which there was one); and (iv) all directors and executive officers as a group. Beneficial ownership by the stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended. All shares of the Common Stock are owned both of record and beneficially, unless otherwise indicated.

Name and Address of Beneficial Owner(1)        No. Owned               %
----------------------------------------       ---------            ------

Peter P. Phildius(2)(3)(5)(14)                 4,118,822             18.3
Douglas W. Scott(2)(4)(5)                      2,986,215             13.4
Phildius, Kenyon & Scott("PK&S")(2)(5)         1,342,460              6.3
James Groth(2)(6)(9)                             129,699               *
Neil R.Gordon(2)(7)                              203,333               *
Charles R. McCarthy(2)(10)                       172,620               *
GIN99 LLC (11)                                 9,764,500             31.7
David Brown (12)                               4,950,000             19.0
Alan Aker (13)                                 1,439,160              6.4
All directors and executive officers
  as a group(3)(4)(5)(6)(7)(8)(9)              6,674,457             27.1

*  Indicates beneficial ownership of less than one (1%) percent.

(1) Information with respect to holders of more than five (5%) percent of the outstanding shares of the Common Stock was derived from, to the extent available, Schedules 13D and the amendments thereto on file with the Commission and the Company's records regarding Preferred Stock issuances.

(2) The business address of such persons, for the purpose hereof, is c/o Avitar, Inc., 65 Dan Road, Canton, MA 02021.

(3) Includes 1,577,530 shares of the Common Stock, options and warrants to purchase 1,007,492 shares of the Common Stock and preferred stock convertible into 191,340 shares of the Common Stock. Also includes the securities of the Company beneficially owned by PK&S as described below in Note 5.

(4) Includes 639,911 shares of the Common Stock, options and warrants to purchase 812,504 shares of the Common Stock and preferred stock convertible into 191,340 shares of the Common Stock. Also includes the securities of Avitar beneficially owned by PK&S as described below in Note 5.

(5) Represents ownership of 1,099,895 shares of the Common Stock and options and warrants to purchase 242,565 shares of the Common Stock. PK&S is a partnership of which Mr. Phildius and Mr. Scott are general partners.

(6) Includes 74,699 shares of the Common Stock and options to purchase 55,000 shares of the Common Stock.

(7) Includes 68,333 shares of the Common Stock, warrants to purchase 100,000 shares of the Common Stock granted to such director under a consulting agreement to provide services to the Company and options to purchase 35,000 shares of the Common Stock.

(8) Includes 82,738 shares of the Common Stock, options and warrants to purchase 255,000 shares of the Common Stock and Preferred Stock convertible into 68,490 shares of the Common Stock beneficially owned by Jay C. Leatherman, Jr., Carl Good and William Martin, executive officers of the Company.

(9) Does not include 10,929 shares of the Common Stock owned by a trust established for Mr. Groth's children, all of which he disclaims beneficial ownership.

(10) Represents 2,000 shares of the Common Stock, preferred stock convertible into 70,620 shares of the Common Stock and warrants to purchase 100,000 shares of the Common Stock.

(11) The address for such entity is c/o Rogers & Wells LLP, 200 Park Avenue, New York, NY 10166. Represents preferred stock convertible into 7,364,500 shares of the Common Stock and warrants to purchase 2,400,000 shares of the Common Stock.

(12) The business address for such person is 4101 Evans Avenue, Fort Meyers, FL 33901. Represents preferred stock convertible into 3,750,000 shares of the Common Stock and warrants to purchase 1,200,000 shares of the Common Stock.

(13) The business address for such person is 1445 Northwest Boca Raton, Boca Raton, FL 33432. Represents preferred stock convertible into 839,160 shares of the Common Stock and warrants to purchase 600,000 shares of the Common Stock.

(14) Does not include 100,000 shares of the Common Stock owned by Mr. Phildius's wife, all of which he disclaims beneficial ownership.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act ("SEC") of 1934 requires the officers and directors, and persons who own more than 10% of a registered class of equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Avitar with copies of all
Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Avitar believes that, during fiscal year 1998, all filing requirements applicable to its officers, directors and greater than 10 % stockholders were complied with except the following failures to file timely reports required by Section 16(a):

* Two  reports  (Form  4)  covering  4  transactions  were  filed  late by Peter
Phildius.

* Two reports (Form 4) covering 5 transactions were filed late by Douglas Scott.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     PK&S, a 6.3% beneficial owner of Avitar, provided consulting services to predecessors of Avitar from September 1989 to May 1995. On May 28, 1992, PK&S entered into a written consulting agreement pursuant to which PK&S provided the services of each of Messrs. Phildius and Scott for approximately 20 hours per week. Under the terms of the current employment agreements with Peter Phildius and Douglas Scott described below, Avitar pays their salaries and related expenses directly to PK&S. The aggregate of consulting fees, salaries, fringe benefits and reimbursement of expenses paid to PK&S by Avitar for fiscal years 1998, 1997 and 1996 totaled $335,137, $318,160 and $311,371 respectively.

     In connection with bridge loans totaling $375,000 made by PK&S to Avitar, PK&S, on September 30, 1995, exchanged its bridge note, and accrued interest thereon, for 388,856 shares of Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock entitled PK&S to convert it at any time into three shares of Common Stock and receive dividends in an amount equal to 110% of any dividends paid on the Common Stock into which each share is convertible. These shares of Series A Convertible Preferred Stock were converted into 1,166,568 shares of Common Stock in February 1997.

     On May 19, 1995, the PK&S Consulting Agreement ended and was replaced by the Employment Agreements with Messrs. Phildius and Scott (See"Management-Employment Agreements" below). As requested by Messrs. Phildius and Scott and approved by the Board of Directors, the salary and benefits provided under the Employment Agreements are paid directly to PK&S.

     In July 1995, Avitar entered into a consulting agreement with Richard Freemen, M.D., the son-in-law of Avitar's Chairman and Chief Executive Officer. Under this agreement, Dr. Freemen was to act as Chairman of the Medical Advisory Board of a subsidiary and was compensated $5,000 per month for the duration of the agreement. In addition, Dr. Freemen received options to purchase 20,000 shares of Common Stock. The consulting portion of this agreement was canceled in February 1997 and an issuance of 100,000 shares of Common Stock was made to Dr. Freeman to cover the total compensation earned under this agreement.

     From April-to-October 1997, officers and affiliates of the Company made loans to Avitar totaling $428,723 with interest payable at 10% per annum. In November 1997, loans in the total amount of $60,000 (plus the accrued interest thereon) due on or before January 31, 1998 were repaid. In March 1998, the remaining loans totaling $368,723 plus accrued interest thereon of approximately $31,000 were repaid by Avitar with 1,818,020 shares of Common Stock and warrants to purchase 400,000 shares of Common Stock for $.28 per share until March 2003.

     During March 1999, the Chairman of the Board and the President of Avitar converted notes payable (including the accrued interest thereon) and accrued salaries totaling approximately $200,000 into 24,570 shares of Avitar's Series B Preferred Stock (which are convertible into 245,700 shares of the Common Stock) and warrants exercisable for one year to purchase 400,000 shares of the Common Stock at $1.22 per share.

     In October 1996, Avitar entered into a consulting agreement with N.R. Gordon & Company, Inc. Neil Gordon, a member of the Board of Directors, is the President of N.R. Gordon & Company, Inc.. Under this agreement, N.R. Gordon & Company, Inc. provided financial consulting services for which it received 50,000 warrants at an exercise price of $0.93 per share and is paid $100.00 per hour for all services performed. In addition, N.R. Gordon & Company, Inc. is entitled to receive commissions for certain capital raising services. During fiscal year 1998, Avitar amended its consulting agreement with N.R. Gordon & Company, Inc. to eliminate any fees associated with raising capital. As compensation for this amendment, Avitar canceled the 50,000 warrants granted to N.R. Gordon & Company in 1996 and replaced them with 100,000 warrants to purchase Common Stock for $.25 per share until October 2001.

     Management believes each of the foregoing transactions was entered into on terms at least as favorable as could be obtained from unrelated parties negotiating at arms-length.


                                   MANAGEMENT

        The directors and executive officers of the Company and their respective ages and positions with the Company, as of March 31, 1999, along with certain biographical information (based solely on information supplied by them), are as follows:

Name                        Age      Title

Peter P. Phildius           69     Chairman of the Board/Chief Executive Officer
Douglas W. Scott            52     President and Chief Operating Officer
Jay C. Leatherman Jr.       55     Chief Financial Officer and Secretary
Carl M. Good, III           55     Vice President, Research and Development
William Martin              51     Controller for ATI



PETER P. PHILDIUS

     Biographical information of Mr. Phildius is included under "Proposal No. 1, Election of Directors -- Nominees" in this Proxy Statement.

DOUGLAS W. SCOTT

     Biological information of Mr. Scott is included under "Proposal No. 1, Election of Directors -- Nominees" in this Proxy Statement.

JAY C. LEATHERMAN, JR.

     Mr. Leatherman has served as the Company's Chief Financial Officer since October 1992 and its Secretary since July 1994. He has over 16 years experience in financial management in the health care field. Mr. Leatherman served as Vice President and Chief Financial Officer of 3030 Park, Inc. and 3030 Park Management Company from 1985 to 1992, responsible for financial, management information services and business development functions for this continuing care retirement community and management company. He served as Director of Finance and Business Services for the Visiting Nurses Association of New Haven, Inc. from 1977 to 1985. In addition, he served in a variety of accounting and financial positions with Westinghouse Electric Corporation from 1969 to 1977. Mr. Leatherman has a Bachelor's Degree in Business Administration from the University of Hawaii.

CARL M. GOOD, III

     Dr. Good has served as the Company's Vice President of Research and Development since February 1997 and as a consultant and member of the Company's Scientific Board since October 1996. He has over 30 years of experience in product development and operating management experience in the medical diagnostics industry. Dr. Good has held technology management positions with Millipore Corporation and most recently worked in the development of sophisticated medical diagnostic products at Cambridge Biotech Corporation. He has received a Ph. D. in Microbial Genetics from Iowa State University and has completed Postdoctoral Study in Enzymology at the University of Wisconsin Medical School and the University of Massachusetts.

WILLIAM MARTIN

     Mr. Martin has served as Controller of ATI since August 1991. He has over 25 years of accounting and financial management experience, primarily in manufacturing environments. He served as Manufacturing Controller for Delmed, Inc. from 1984 to 1986 with responsibility for the financial and planning functions of the company's four domestic and foreign manufacturing facilities. He was Director of Finance for Microsomics, Inc., a high tech manufacturer of electronic components for several major defense contractors, from 1986 to 1987. Prior to joining ATI, Mr. Martin was the Controller for Barcolene, Inc., a consumer products manufacturer. He also held a variety of accounting and financial positions with Fram Corporation (1970 to 1974) and with Ludlow Corporation (1974 to 1983). Mr. Martin received his Bachelor of Science Degree in Business Administration from Bryant College.




                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE. The following table sets forth compensation earned by or paid to the Chief Executive Officer and Chief Operating Officer for fiscal year 1998 and, to the extent required by applicable Commission rules, the preceding two fiscal years. No other executive officers of Avitar received annual salary and bonus in excess of $100,000 during fiscal years 1996, 1997 or 1998. All of the compensation in the table below represents management consulting fees and salary paid by Avitar to PK&S for the services of Mr. Phildius and Mr. Scott.

                               Annual Compensation
                                                          Long-Term Compensation
Name/Position                Year     Salary(1)         Bonus        Options
Peter P. Phildius            1998     $150,000            0           100,000(2)
(Chairman of the Board       1997     $150,000            0                 0
Chief Executive Officer      1996     $150,000            0                 0
- -July 1996)

Douglas W. Scott             1998     $150,000            0           100,000(2)
(President/                  1997     $150,000            0                 0
Chief Operating Officer      1996     $150,000            0                 0
- July 1996/Chief Executive
 Officer-Until July 1996)

(1) Does not include $11,371, $18,160 and $10,417 reimbursed to PK&S for fiscal years 1996, 1997 and 1998, respectively, for business-related expenses incurred by Mr. Phildius and Mr. Scott on behalf of the Company.

(2) Reflects additional stock options granted to Mr. Phildius and Mr. Scott by the Company's Board of Directors in February 1998.

     PK&S is a partnership, two of whose general partners are Messrs. Phildius and Scott. PK&S provided management consulting services to the Company through May 18, 1995 pursuant to a written consulting agreement effective May 28, 1992. Under this agreement, Messrs. Phildius and Scott each devoted approximately 20 hours per week to the Company's affairs for which the Company paid a monthly consulting fee of $14,500 and reimbursed expenses. Since May 19, 1995, the Company has paid PK&S the salary and employee benefit amounts provided under the terms of the Company's employment agreements with Messrs. Phildius and Scott. See "Employment Agreements" below and "Certain Relationships and Related Transactions" above.

STOCK OPTION GRANTS IN LAST FISCAL YEAR. On February 4, 1998, the non-management members of the Board of Directors granted additional options to purchase Common Stock in the amount of 100,000 to Mr. Phildius and 100,000 to Mr. Scott. Such options have an exercise price of $.25 per share and will expire on February 4, 2008. These options vest and become exercisable on the basis of 50% on February 4, 1999 and 50% on February 4, 2000. Also on February 4, 1998, the non-management members of the Board of Directors canceled options to purchase 440,000 shares of Common Stock that were granted to each of Messrs. Phildius and Scott under the terms of their employment agreements. Such options were replaced with options to purchase the same number (an aggregate of 880,000) shares of Common Stock at an exercise price of $.25 per share. See "Employment Agreements" below.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES. No stock options or stock appreciation rights were exercised by Mr.Phildius and Mr. Scott in fiscal year 1998.

     As of September 30, 1998, Mr. Phildius and Mr. Scott each held options covering 540,000 shares of Common Stock, 440,000 of which were exercisable, but none of which were in the money.

     In January 1999, Avitar granted to Messrs. Phildius and Scott options to purchase 1,260,000 and 660,000, respectively, shares of Common Stock at an exercise price of $0.345 per share. As of April 15, 1999, Mr. Phildius held options covering 1,800,000 shares of Common Stock, 490,000 of which were exercisable, but all of which were in the money. Mr. Scott, as of April 15, 1999, held options covering 1,200,000 shares of Common Stock, 490,000 of which were exercisable, but all of which were in the money.

EMPLOYMENT  AGREEMENTS.  In  1993,  Messrs.  Phildius  and  Scott  entered  into
Employment Agreements (the "Employment Agreements") with the Company. These Employment Agreements commenced May 19, 1995. Under these Employment Agreements, Messrs. Phildius and Scott each receive an annual salary of $150,000 (subject to cost of living increases). Pursuant to the Employment Agreements, if Messrs. Phildius and/or Scott are terminated without "Cause" (as such term is defined in the Employment Agreements) by the Company or if Messrs. Phildius and/or Scott terminate their employment as a result of a breach by the Company of its obligations under such Agreements, he will be entitled to receive his annual base salary for a period of up to 18 months following such termination. In addition, if there is a "Change of Control" of the Company (as such term is defined in the Employment Agreements) and, within two years following such "Change of Control", either of Messrs. Phildius or Scott is terminated without Cause by the Company or he terminates his employment as a result of a breach by the Company, such executive will be entitled to certain payments and benefits, including the payment, in a lump sum, of an amount equal to up to two times the sum of (i) the executive's annual base salary and (ii) the executive's most recent annual bonus (if any). In addition, pursuant to the Employment Agreements, which have a three-year term (subject to extension), Messrs. Phildius and Scott are each entitled to annual bonus payments of up to $150,000 if the Company achieves certain levels of Pre-tax Income (as such term is defined in such Agreements). REQUIRED VOTE

     Election of each of the five nominees for director requires, under Avitar's Bylaws, the affirmative vote of the holders of a majority of the Avitar Common Stock and Series B Preferred Stock present in person or by proxy at the Avitar Annual Meeting (assuming a quorum exists) and entitled to vote thereon.

BOARD RECOMMENDATION

     The Avitar Board of Directors unanimously recommends a vote FOR election of all of the five nominees for director.

                                 PROPOSAL NO. 2

APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO EFFECT AN INCREASE OF AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 TO 75,000,000

     The Board of Directors has unanimously approved, and is hereby soliciting stockholder approval of, an amendment to the Certificate of Incorporation (the "Amendment"), effecting an increase in the number of authorized shares of Common Stock from 25,000,000 to 75,000,000.

     The Certificate of Incorporation now provides for 25,000,000 authorized shares of Common Stock, par value $.01 per share, of which 21,264,156 were issued and outstanding as of the Record Date; and 5,000,000 shares of Preferred Stock, par value $.01, of which 1,851,437 were issued and outstanding as of the Record Date. The Amendment would increase the number of authorized shares of Common Stock to 75,000,000.

REASONS FOR THE INCREASE

     The outstanding shares of Preferred Stock are convertible in the aggregate into approximately 17.5 million shares of Common Stock. In addition, holders of outstanding warrants are entitled to purchase approximately 7.8 million shares of Common Stock at prices ranging from $0.22 to $2.39. Further, approximately
2.7 million shares will be reserved for stocks and warrants to be issued for financial consulting services. Finally, there are outstanding employee stock options (approximately 30% vested) to purchase approximately 5.8 million shares of Common Stock at prices ranging primarily from $0.20 to $0.345 and an additional 2.1 million shares have been reserved for future employee stock options.

     The majority of the proposed increase to 75,000,000 authorized shares of Common Stock will be shares reserved for the conversion of the outstanding Preferred Stock and exercises of the outstanding warrants and options.

     Proceeds from the recently completed private placement of Series B Preferred Stock ($3.4 million principal amount, with the majority in cash and the remainder in notes due on various dates from May through July 1999) and proceeds from any exercises of outstanding warrants and options are anticipated to be used primarily to provide the necessary working capital and capital equipment funding to operate Avitar and expand its business. For the balance of fiscal year 1999, Avitar's cash requirements are expected to include primarily the funding of operating capital to grow Avitar's rapid diagnostic testing and other lines of business, the funding of operating losses, the payment of outstanding accounts payable and the repayment of certain notes payable.

     The Board of Directors determined to increase the authorized Common Stock to 75,000,000 shares to ensure that sufficient shares of Common Stock were authorized and available to cover then outstanding convertible Preferred Stock, warrants and options and any additional shares of Common or Preferred Stock and warrants or options which it may determine to issue or grant in the future. Avitar is actively exploring possible acquisitions, which would likely involve the issuance of some or all of the additional authorized shares of Common Stock as all or a portion of the purchase prices of any acquisitions of companies, businesses and/or assets it may effect in the future. In such an event, Avitar's stockholders would not need to be solicited for any specific acquisitions if they approve the current proposal to increase Avitar's authorized Common Stock. Accordingly, Avitar's stockholders' only opportunity to specifically vote on and approve any such acquisitions could be their vote on the current proposal to increase Avitar's authorized Common Stock. Except as disclosed above, Avitar does not believe that the increase in its authorized Common Stock will have any significant effects on the stockholders of Avitar, nor does it believe that such increase will have any significant benefits to the officers, directors or affiliates of Avitar.

     In order to effect the increase, the stockholders are being asked to approve the Amendment. The Board of Directors believes that the increase is in the best interests of Avitar and has unanimously approved the increase. The Board of Directors may make any and all changes to the Amendment that it deems necessary in order to file the Amendment with the Delaware Secretary of State and give effect to the increase.

NO DISSENTERS' RIGHTS

     Dissenting stockholders have no appraisal rights under Delaware law or under the Company's Certificate of Incorporation or Bylaws in connection with the increase.

REQUIRED VOTE

     Pursuant to the Delaware General Corporation Law, the approval of the Amendment to Avitar's Certificate of Incorporation to provide for the increase in number of authorized shares of Common Stock requires the affirmative vote of the holders of a majority of the outstanding shares of Avitar Common Stock and Series B Preferred Stock.

BOARD RECOMMENDATION

     The Board of Directors of Avitar unanimously recommends a vote FOR the Amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 75,000,000.

                                 PROPOSAL NO. 3
                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors of Avitar selected BDO Seidman LLP as auditors for the fiscal year ending September 30, 1999, subject to stockholder approval by ratification. BDO Seidman has been the independent auditors for Avitar since December 1992. A representative of BDO Seidman is expected to be present at the Annual Meeting, at which time he or she will be afforded an opportunity to make a statement, and will be available to respond to questions.

     The Board of Directors of Avitar may, in its discretion, direct appointment of new independent auditors at any time during the fiscal year if the Board believes such change would be in the best interests of Avitar and its stockholders. No such change is anticipated.

REQUIRED VOTE

     Approval of ratification of BDO Seidman requires the affirmative vote of the holders of a majority of the Avitar Common Stock and Series B Preferred Stock present in person or by proxy at the Avitar Annual Meeting (assuming a quorum exists) and entitled to vote thereon.

BOARD RECOMMENDATION

     The Board of Directors of Avitar unanimously recommends a vote FOR the ratification of BDO Seidman as auditors for the fiscal year ending September 30, 1999.

                                 OTHER BUSINESS

     The proxy confers discretionary authority on the proxies with respect to any other business which may come before the Annual Meeting. The Board of Directors of Avitar knows of no other matters to be presented at the Annual Meeting. The persons named in the proxy will vote the shares for which they hold proxies according to their best judgment if any matters not included in this Proxy properly come before the meeting, unless the contrary is indicated.

                              STOCKHOLDER PROPOSALS

     Any stockholder proposal to be included in the proxy statement and form of proxy relating to the 2000 Annual Meeting of Avitar Stockholders must be received by the close of business on March 1, 2000 and must comply in all other respects with the rules and regulations of the Securities and Exchange Commission. Proposals should be addressed to: Corporate Secretary, Avitar, Inc., 65 Dan Road, Canton, Massachusetts 02021.

SHARES                            AVITAR, INC.                      PROXY NO.
                  65 Dan Road, Canton, Massachusetts 02021

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Peter P. Phildius and Douglas W. Scott as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below and on the reverse hereof, all shares of common stock of Avitar, Inc. ("Avitar") or shares of Series B Preferred Stock of Avitar held of record by the undersigned on May 7, 1999 at the annual meeting of stockholders of Avitar to be held on June 23, 1999 or any adjournments thereof.

            The undersigned hereby revokes any proxies heretofore given to vote said shares.

         The undersigned  hereby  acknowledges  receipt of Avitar's  Annual
Report on Form 10-KSB for 1998 and of the Notice of Annual Meeting of Stockholders and attached Proxy Statement dated May 21, 1999.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

                    Please sign exactly as your name appears to the left hereof. When signing as corporate officer, partner, attorney, administrator, trustee or guardian, please give your full title as such.

                   Dated                        , 1999

                   Authorized Signature

                   Title
         Please mark boxes on reverse hereof in blue or black ink. Please date, sign and return this Proxy Card promptly using the enclosed envelope.
- ------------------------------------------------------------------------------

1. Election of Directors.   For all nominees                  Withhold Authority
                            listed below (except as           to vote for all
                            marked to the contrary listed     nominees below[ _]
                            below) [ _]

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)

Peter P. Phildius           Douglas W. Scott                    James Groth

Neil  R.Gordon              Charles R. McCarthy, Jr.

2. To ratify the Amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 75,000,000.


         For                Against                Abstain__________


3. To ratify the appointment of BDO Seidman LLP as independent public accountants for Avitar for the fiscal year ending September 30, 1999.


         For                Against                Abstain__________